UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2022

Sky Harbour Group Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39648	85-2732947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Tower Road, Suite 205 Westchester County Airport White Plains, NY	10604
(Address of principal executive offices)	(Zip Code)

(212) 554-5990
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKYH	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SKYH WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonuses – Messrs. Tal Keinan, Alexander Saltzman and Francisco Gonzalez

On March 22, 2022, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Sky Harbour Group Corporation (the “Company”) approved the payment of performance bonuses to Messrs. Keinan, Saltzman and Gonzalez equal to $500,000, $200,000 and $300,000, respectively. Such bonuses will be paid on or around April 2022. Additionally, for 2022, the Compensation Committee approved that, upon the achievement of certain performance milestones, Mr. Keinan will be eligible to receive cash bonus up to a maximum of $500,000 in addition to any bonus he could obtain under his employment agreement.

Tal Keinan Employment Agreement

The Company entered into an employment agreement with Tal Keinan, Chief Executive Officer of the Company, effective as of January 1, 2022, which superseded all previous compensatory arrangements (the “Agreement”).

Compensation Arrangements. The Agreement has an initial term of one year, subject to automatic renewal unless either party provides 60-days’ written notice of non-renewal. The Agreement provides for a base salary of $500,000, subject to periodic review and increase (but not decrease) by the Compensation Committee and the Compensation Committee must review such base salary at least 90 days prior to the expiration of the Agreement’s initial term. The Agreement provides Mr. Keinan with a discretionary target annual incentive bonus equal to 100% of his base salary (the “Annual Bonus”) subject to certain performance metrics. Mr. Keinan’s actual Annual Bonus paid may be more or less than the target bonus. Mr. Keinan’s Annual Bonus may be periodically reviewed and increased (but not decreased) at the discretion of the Company. The Agreement further provides for (i) reasonable business expense reimbursements, (ii) reimbursement of Mr. Keinan’s reasonable tax preparation expenses and (iii) other standard employee benefits the Company makes available to similarly situated employees.

Equity Awards. Under the Agreement, Mr. Keinan is entitled to a one-time, time-based restricted stock unit grant (the “RSU”) under the Company’s 2022 Incentive Award Plan (the “Plan”). The RSU will vest over four years with 25% of the RSUs vesting on the first anniversary of the grant date and the remaining 75% of the RSUs will vest in equal monthly installments thereafter. Additionally, the RSUs will vest in full upon a Change in Control (as defined the Plan), provided Mr. Keinan executes a general release of claims and covenant not to sue. The RSUs will also be subject to vesting in full upon retirement if Mr. Keinan’s age plus years of service on his retirement date are equal to or greater than 65 (the “Rule of 65”). The RSUs will be subject to additional terms and conditions under the Plan.

Additionally, as discussed below, under the Agreement, all stock option, restricted stock units and other equity-based incentive awards subject to time-based vesting criteria will vest in full (or become payable immediately, as the case may be) upon a termination of Mr. Keinan’s employment by the Company for any reason (i) other than “Cause;” (ii) other than death; (iii) other than “Disability”; or if Mr. Keinan resigns for “Good Reason” (as those terms are defined in the Agreement).

Obligations Upon Certain Termination Events. Under the Agreement, if the Company terminates Mr. Keinan’s employment for any reason (i) other than “Cause;” (ii) other than death; (iii) other than “Disability”; or if Mr. Keinan resigns for “Good Reason,” the Company will pay him, subject to the restrictions noted below, (i) a continuation of base salary for two years after the date of termination; (ii) an amount equal to the highest Annual Bonus paid to Mr. Keinan within the three years preceding termination, each (i) and (ii) in accordance with the Company’s ordinary payroll practices, and (iii) full vesting of any then-unvested, time-based equity awards.

Obligations in Connection with Death or Disability. In the event of Mr. Keinan’s death or Disability (as defined in the Agreement), the Company will pay Mr. Keinan, subject to the restrictions noted below, (i) a prorated portion of his Annual Bonus based upon the applicable year’s target Annual Bonus multiplied by the percentage of the calendar year completed before terminating and (ii) full vesting of any then-unvested, time-based equity awards.

General Release and Restrictive Covenants. In addition, the payment of all severance benefits to Mr. Keinan is subject to him delivering an executed and irrevocable confidential separation agreement and general release of claims and his compliance with the following restrictive covenants:

(i)	Not soliciting any employee of the Company for two years after the termination of employment;
(ii)	Not competing with the Company or its affiliates in their principal products and markets for two years after the termination of their employment;
(iii)	Maintaining the confidentiality of the Company’s trade secrets and confidential information indefinitely.

Employment Agreement – Messrs. Alexander Saltzman and Francisco Gonzalez

On March 24, 2022, the Company entered into an amendment to the employment agreement with Mr. Saltzman, dated as of March 22, 2021 (the “Saltzman Employment Agreement”) in connection with his appointment as Chief Operating Officer. Except as described below, the terms of Saltzman Employment Agreement remain the same.

On March 24, 2022, the Company entered into an amendment to the amended and restated employment agreement with Mr. Gonzalez, dated as of December 22, 2021 (the “Gonzalez Employment Agreement”) in connection with his appointment as Chief Financial Officer. Except as described below, the terms of Gonzalez Employment Agreement remain the same. (Each amendment to employment agreement with Messrs. Saltzman or Gonzalez, the “Amendment”).

Compensation Arrangements. Each Amendment provides that Messrs. Saltzman’s and Gonzalez’s base salary is subject to periodic review and increase (but not decrease) by the Compensation Committee. In the case of Mr. Saltzman, such periodic review and increase shall not commence until March 29, 2024. Each Amendment further provides for performance metrics with respect to each for Messrs. Saltzman’s and Gonzalez’s annual bonus. Each Amendment further provides for (i) reasonable business expense reimbursements; (ii) reimbursement of Messrs. Saltzman and Gonzalez’s reasonable tax preparation expenses and (iii) other standard employee benefits the Company makes available to similarly situated employees. Existing compensation arrangements remain otherwise unaltered.

Obligations Upon Certain Termination Events. Under each Amendment, if the Company terminates Messrs. Saltzman’s or Gonzalez’s employment without “Cause,” or Messrs. Saltzman or Gonzalez resigns for “Good Reason” (as those terms are defined in each Amendment), the Company will pay Messrs. Saltzman or Gonzalez, subject to the restrictions noted below, a continuation of base salary equal to 24 months, paid in equal installments in accordance with the Company’s ordinary payroll practices. If the Company waives the restrictions in (i) and (ii) below in full or in part, the number of months of base salary paid as severance shall be adjusted to match such restriction period. For example, the Company may opt to require only a 12-month restriction period, in which case, Messrs. Saltzman or Gonzalez shall receive payment equal to that 12-month period.

General Release and Restrictive Covenants. In addition, the payment of all severance benefits to Messrs. Saltzman or Gonzalez is subject to each delivering an executed and irrevocable confidential separation agreement and general release of claims and Messrs. Saltzman’s or Gonzalez’s compliance with the following restrictive covenants:

(i)	Not soliciting any employee of the Company for two years after the termination of employment;
(ii)	Not competing with Sky or its affiliates in their principal products and markets for two years after the termination of their employment;
(iii)	Maintaining the confidentiality of the Company’s trade secrets and confidential information indefinitely.

Annual Equity Awards – Messrs. Tal Keinan, Alexander Saltzman and Francisco Gonzalez

The Agreement and Amendments each provide for additional equity grants may be provided at the discretion of the Board or the Compensation Committee. Such equity grants, if any, are subject to the Rule of 65 and additional terms and conditions as determined by the Board or the Compensation Committee of the Board at time of grant, the Plan.

Claw-Back – Messrs. Tal Keinan, Alexander Saltzman and Francisco Gonzalez

The Agreement and Amendments each provide that any amount payable under the employment agreements are subject to claw-back or disgorgement, to the extent applicable, under (i) the policies or any claw-back policy adopted by the Company, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations, and binding, published guidance thereunder and (iii) the Sarbanes-Oxley Act of 2002.

The foregoing descriptions of the Agreement and each Amendment are qualified in its entirety by reference to the full text of the Agreement and each Amendment, which are filed as Exhibit 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement with Tal Keinan
10.2	First Amendment to Employment Agreement with Alexander Saltzman
10.3	Amendment to Amended and Restated Employment Agreement with Francisco Gonzalez
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sky Harbour Group Corporation
(Registrant)

Date: March 28, 2022	By:	/s/ Tal Keinan
Tal Keinan
Chief Executive Officer